Exhibit 99.1

DIVERSIFIED HEALTHCARE TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 28, 2022 we entered into a joint venture for 10 of our medical office and life science properties with two unrelated third party institutional investors for total cash proceeds of approximately $653.3 million. The investors acquired a 41% and 39% equity interest in this joint venture from us for approximately $100.8 million and $95.9 million, respectively, and we retained a 20% equity interest in this joint venture. The investment amounts are based on a property valuation of $702.5 million, less approximately $456.6 million of secured debt on the properties incurred by this joint venture.

Also, as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2021, on December 23, 2021, we sold a 35% equity interest from the 55% equity interest we owned in a pre-existing joint venture arrangement with an institutional investor for a life science property located in Boston, Massachusetts to another unrelated third party institutional investor for $378.0 million. We continue to own a 20% equity interest in this joint venture and the pre-existing joint venture partner continues to own a 45% equity interest in this joint venture.

Pursuant to the agreement governing our revolving credit facility, or our credit agreement, the net cash proceeds to us from these transactions are being held as restricted cash. Effective as of the applicable date of these transactions, the results of operations of these joint ventures are deconsolidated and our remaining 20% equity interest in each joint venture is accounted for using the equity method.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2021 reflects our financial position as if the transactions described in the notes to the unaudited condensed consolidated pro forma financial statements were completed on September 30, 2021. The unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 2021 and the year ended December 31, 2020 present our results of operations as if the transactions described in the notes to the unaudited condensed consolidated pro forma financial statements were completed on January 1, 2020.

These unaudited pro forma condensed consolidated financial statements should be read in connection with our unaudited financial statements for the nine months ended September 30, 2021, included in our Quarterly Report on Form 10-Q filed on November 3, 2021 with the Securities and Exchange Commission, or the SEC, and our audited financial statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K filed on February 25, 2021 with the SEC.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of our management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

Adjustments have been made to the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of income (loss) to reflect factually supportable items that are directly attributable to these transactions, and with respect to the unaudited pro forma condensed consolidated statements of income (loss), are expected to have a continuing impact on our financial results.

DIVERSIFIED HEALTHCARE TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2021

(dollars in thousands, except share data)

	Historical	Sale of Interest in Boston JV	Deconsolidation of Boston JV	Sale of Interest in 10 Property JV	Deconsolidation of 10 Property JV	Pro Forma
		(A)	(B)	(C)	(D)
Assets
Real estate properties:
Land	$793,555	$—	$(52,644)	$—	$(89,393)	$651,518
Buildings and improvements	6,760,990	—	(783,572)	—	(360,315)	5,617,103
Total real estate properties, gross	7,554,545	—	(836,216)	—	(449,708)	6,268,621
Accumulated depreciation	(1,841,172)	—	145,833	—	93,159	(1,602,180)
Total real estate properties, net	5,713,373	—	(690,383)	—	(356,549)	4,666,441

Cash and cash equivalents	794,739	—	252	—	—	794,991
Restricted cash	16,698	373,832	(13,800)	649,237	—	1,025,967
Investment in unconsolidated joint venture	—	216,540	—	49,095	—	265,635
Acquired real estate leases and other intangible assets, net	252,629	—	(199,913)	—	(5,671)	47,045
Other assets, net	288,609	—	(27,597)	—	(24,140)	236,872
Total assets	$7,066,048	$590,372	$(931,441)	$698,332	$(386,360)	$7,036,951

Liabilities and Equity
Revolving credit facility	$800,000	$—	$—	$—	$—	$800,000
Senior unsecured notes, net	2,805,154	—	—	—	—	2,805,154
Secured debt and finance leases, net	689,044	—	(618,377)	—	—	70,667
Accrued interest	47,234	—	(1,520)	—	—	45,714
Assumed real estate lease obligations, net	61,335	—	(58,645)	—	(1,106)	1,584
Other liabilities	253,624	—	(12,001)	—	(6,894)	234,729
Total liabilities	4,656,391	—	(690,543)	—	(8,000)	3,957,848

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value	2,390	—	—	—	—	2,390
Additional paid in capital	4,615,162	130,123	(130,123)	378,360	(378,360)	4,615,162
Cumulative net income	1,722,039	460,249	—	319,972	—	2,502,260
Cumulative distributions	(4,040,709)	—	—	—	—	(4,040,709)
Total equity attributable to common shareholders	2,298,882	590,372	(130,123)	698,332	(378,360)	3,079,103
Noncontrolling interest:
Total equity attributable to noncontrolling interest	110,775	—	(110,775)	—	—	—
Total equity	2,409,657	590,372	(240,898)	698,332	(378,360)	3,079,103
Total liabilities and equity	$7,066,048	$590,372	$(931,441)	$698,332	$(386,360)	$7,036,951

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Nine Months Ended September 30, 2021

(amounts in thousands, except per share data)

	Historical	Sale of Interest in Boston JV	Deconsolidation of Boston JV	Sale of Interest in 10 Property JV	Deconsolidation of 10 Property JV	Pro Forma
		(E)	(F)	(G)	(H)
Revenues:
Rental income	$306,555	$—	$(81,581)	$—	$(42,203)	$182,771
Residents fees and services	739,926	—	—	—	—	739,926
Total revenues	1,046,481	—	(81,581)	—	(42,203)	922,697

Expenses:
Property operating expenses	818,096	—	(20,995)	—	(13,729)	783,372
Depreciation and amortization	202,743	—	(35,159)	—	(9,775)	157,809
General and administrative	25,538	—	(2,211)	—	—	23,327
Acquisition and certain other transaction related costs	15,179	—	—	—	—	15,179
Impairment of assets	(174)	—	—	—	—	(174)
Total expenses	1,061,382	—	(58,365)	—	(23,504)	979,513

Gain on sale of properties	30,838	—	—	—	—	30,838
Gains and losses on equity securities, net	(26,943)	—	—	—	—	(26,943)
Interest and other income	19,849	—	—	—	—	19,849
Interest expense	(192,241)	—	16,848	—	—	(175,393)
Loss on early extinguishment of debt	(2,410)	—	—	—	—	(2,410)
Loss from continuing operations before income tax expense and equity in earnings of an investee	(185,808)	—	(6,368)	—	(18,699)	(210,875)
Income tax expense	(1,024)	—	—	—	—	(1,024)
Equity in earnings of an investee	—	1,142	—	1,850	—	2,992
Net (loss) income	(186,832)	1,142	(6,368)	1,850	(18,699)	(208,907)
Net income attributable to noncontrolling interest	(4,238)	—	4,238		—	—
Net (loss) income attributable to common shareholders	$(191,070)	$1,142	$(2,130)	$1,850	$(18,699)	$(208,907)

Weighted average common shares outstanding (basic and diluted)	237,905					237,905

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.80)					$(0.88)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2020

(amounts in thousands, except per share data)

	Historical	Sale of Interest in Boston JV	Deconsolidation of Boston JV	Sale of Interest in 10 Property JV	Deconsolidation of 10 Property JV	Pro Forma
		(I)	(J)	(K)	(L)
Revenues:
Rental income	$427,215	$—	$(107,644)	$—	$(54,898)	$264,673
Residents fees and services	1,204,811	—	—	—	—	1,204,811
Total revenues	1,632,026	—	(107,644)	—	(54,898)	1,469,484

Expenses:
Property operating expenses	1,236,357	—	(27,703)	—	(18,159)	1,190,495
Depreciation and amortization	270,147	—	(46,887)	—	(13,051)	210,209
General and administrative	30,593	—	(2,944)	—	—	27,649
Acquisition and certain other transaction related costs	814	—	—	—	—	814
Impairment of assets	106,972	—	—	—	—	106,972
Total expenses	1,644,883	—	(77,534)	—	(31,210)	1,536,139

Gain on sale of properties	6,487	—	—	—	—	6,487
Gains and losses on equity securities, net	34,106	—	—	—	—	34,106
Interest and other income	18,221	—	(20)	—	—	18,201
Interest expense	(201,483)	—	22,586	—	—	(178,897)
Gain on lease termination	22,896	—	—	—	—	22,896
Loss on early extinguishment of debt	(427)	—	—	—	—	(427)
Loss from continuing operations before income tax expense and equity in earnings of an investee	(133,057)	—	(7,544)	—	(23,688)	(164,289)
Income tax expense	(1,250)	—	—	—	—	(1,250)
Equity in earnings of an investee	—	1,334	—	2,218	—	3,552
Net (loss) income	(134,307)	1,334	(7,544)	2,218	(23,688)	(161,987)
Net income attributable to noncontrolling interest	(5,146)	—	5,146	—	—	—
Net (loss) income attributable to common shareholders	$(139,453)	$1,334	$(2,398)	$2,218	$(23,688)	$(161,987)

Weighted average common shares outstanding (basic and diluted)	237,739					237,739

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.59)					$(0.68)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2021 Adjustments

(A)	As of September 30, 2021, we owned a 55% equity interest in a joint venture with a third party institutional investor for a property located in Boston, Massachusetts, or the Boston JV. The adjustments represent the effect of our sale on December 23, 2021 of a 35% equity interest in the Boston JV from the 55% equity interest we owned for approximately $373,832, net of closing costs, to another unrelated third party institutional investor, and the proceeds of this transaction being held by us as restricted cash pursuant to our credit agreement, as if this transaction occurred on September 30, 2021. We have adjusted retained earnings to recognize an estimated gain of $460,249. We continue to own a 20% equity interest in the Boston JV.

(B)	The adjustments represent the elimination of the assets, liabilities and noncontrolling interest related to the deconsolidation of the Boston JV.

(C)	The adjustments represent the acquisition on January 28, 2022 by two institutional investors of a 41% and 39% equity interest in a joint venture from us for 10 of our medical office and life science properties for approximately $100,800 and $95,900, respectively, or the 10 Property JV. The investment amounts are based on a property valuation of $702,500, before closing costs and less approximately $456,600 of secured debt on the properties incurred by the 10 Property JV. The approximately $653,300 of total cash proceeds from this transaction, before closing costs or other adjustments, will be held by us as restricted cash, pursuant to our credit agreement, as if this transaction occurred on September 30, 2021. We have adjusted retained earnings to recognize an estimated gain of $319,972. We continue to own a 20% equity interest in the 10 Property JV.

(D)	The adjustments represent the elimination of the assets and liabilities related to the deconsolidation of the 10 Property JV.

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the nine months ended September 30, 2021 Adjustments

(E)	The adjustments represent pro forma equity in earnings of an investee representing our pro forma 20% equity interest in the Boston JV for the nine months ended September 30, 2021.

(F)	The adjustments represent the historical income and expenses relating to the Boston JV as of and for the nine months ended September 30, 2021, which are being removed as a result of the deconsolidation of the Boston JV. The decrease in general and administrative expenses primarily represents the removal of the historical asset management fee paid by a subsidiary of the Boston JV to The RMR Group LLC, or RMR LLC, as a result of the deconsolidation of the Boston JV. The asset management agreement between the subsidiary of the Boston JV and RMR LLC will continue to remain in effect, but the asset management fees paid under that agreement will not be included in our consolidated results.

(G)	The adjustments represent pro forma equity in earnings of an investee representing our pro forma 20% equity interest in the 10 Property JV for the nine months ended September 30, 2021.

(H)	The adjustments represent the historical income and expenses relating to the medical office and life science properties we contributed to the 10 Property JV as of and for the nine months ended September 30, 2021, which are being removed as a result of the deconsolidation of the 10 Property JV.

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the year ended December 31, 2020 Adjustments

(I)	The adjustments represent pro forma equity in earnings of an investee representing our pro forma 20% equity interest in the Boston JV for the year ended December 31, 2020.

(J)	The adjustments represent the historical income and expenses relating to the Boston JV as of and for the year ended December 31, 2020, which are being removed as a result of the deconsolidation of the Boston JV. The decrease in general and administrative expenses primarily represents the removal of the historical asset management fee paid by a subsidiary of the Boston JV to RMR LLC as a result of the deconsolidation of the Boston JV. The asset management agreement between the subsidiary of the Boston JV and RMR LLC will continue to remain in effect, but the asset management fees paid under that agreement will not be included in our consolidated results.

(K)	The adjustments represent pro forma equity in earnings of an investee representing our pro forma 20% equity interest in the 10 Property JV for the year ended December 31, 2020.

(L)	The adjustments represent the historical income and expenses relating to the medical office and life science properties we contributed to the 10 Property JV as of and for the year ended December 31, 2020, which are being removed as a result of the deconsolidation of the 10 Property JV.